For Immediate Release

Prologis Reports Second Quarter 2018 Earnings Results

SAN FRANCISCO (July 17, 2018) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the second quarter of 2018.

Net earnings per diluted share was $0.62 compared with $0.50 for the same period in 2017. Core funds from operations* per diluted share was $0.71 compared with $0.84 for the same period in 2017. The prior period included net promote income of $0.18 per diluted share.

"Our momentum going into 2018 continued through the second quarter," said Hamid R. Moghadam, chairman and CEO, Prologis. “Our portfolio and balance sheet are in the best shape ever, and our team continues to deliver excellent results while remaining laser-focused on platform initiatives that will increase our competitive advantages.”

Moghadam added, “Trade is dominating the headlines. If today’s political rhetoric translates into significant protectionist policies, long-term economic growth will suffer, and this will affect all businesses, including ours. As of now, however, our customers are moving forward with their growth plans and we have not seen a change in sentiment or decision-making.”

OUTPERFORMANCE DRIVEN BY SUPERIOR LOCATION AND PROVEN EXECUTION BY THE TEAM

Owned & Managed	2Q18	2Q17	Notes
Period End Occupancy	97.4%	96.2%
Leases Commenced	39MSF	33MSF	Record development leasing volume totaling 10 MSF

Prologis Share	2Q18	2Q17	Notes
Net Effective Rent Change	20.6%	20.7%	Led by the U.S. at 30.7%
Cash Rent Change	9.7%	9.1%	Led by the U.S. at 16.5%
Cash Same Store NOI*	7.0%	6.4%	Led by the U.S. at 8.2%

GLOBAL INVESTMENT STRATEGY DELIVERS PROFITABLE DEPLOYMENT ACTIVITY

Prologis Share	2Q18
Building Acquisitions	$101M
Weighted avg stabilized cap rate	4.9%
Development Stabilizations	$592M
Estimated weighted avg yield	7.1%
Estimated weighted avg margin	40.7%
Estimated value creation	$241M
Development Starts	$744M
Estimated weighted avg margin	22.1%
Estimated value creation	$165M
% Build-to-suit	25.4%
Total Dispositions and Contributions	$416M

Weighted avg stabilized cap rate (excluding land and other real estate)	5.1%

FINANCING ACTIVITY HIGHLIGHTS ADVANTAGED ACCESS TO CAPITAL

During the second quarter, the company and its co-investment ventures completed over $850 million of financings, including the previously announced $400 million 10-year bond at 3.875% and $300 million 30-year bond at 4.375%. The company ended the quarter with leverage of 22.9 percent on a market capitalization basis, debt-to-adjusted EBITDA* of 4.1x and $4.0 billion of liquidity.

GUIDANCE RANGE INCREASED AND NARROWED FOR 2018

At the midpoint, guidance for net earnings per diluted share increased $0.28 and Core FFO* per diluted share increased $0.02.

“Market fundamentals are the healthiest on record,” said Thomas S. Olinger, chief financial officer, Prologis. “Our improved outlook for market rental growth combined with our year-to-date performance leads us to increase and narrow our full-year guidance ranges for earnings and same store NOI.”

Olinger added, “The spread between our in-place leases and market rents widened further in the quarter, extending our runway for sector-leading growth.”

2018 GUIDANCE (UPDATES TO PRIOR GUIDANCE ONLY)

Earnings (per diluted share)PreviousRevised

Net Earnings	$2.50 to $2.60	$2.80 to $2.86
Core FFO*	$2.95 to $3.01	$2.98 to $3.02

OperationsPreviousRevised

Year-end occupancy	96.25% to 97.25%	97.0% to 97.5%
Cash Same Store NOI* - Prologis share	5.5% to 6.5%	6.25% to 6.75%

Other Assumptions (in millions)PreviousRevised

Net promote income	$60 to $72	$68 to $78
Realized development gains	$350 to $450	$450 to $500

Prologis Share Capital Deployment (in millions)Previous      Revised

Development starts	$2,200 to $2,500	$2,300 to $2,600
Building acquisitions	$300 to $500	$300 to $500
Building and land dispositions	$1,400 to $1,700	$1,400 to $1,700
Building contributions	$1,350 to $1,650	$1,500 to $1,800
Net Proceeds / (Uses)	$250 to $350	$300 to $400

The earnings guidance described above includes potential future gains recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2018 relates predominantly to these items. Please refer to our second quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, July 17, 2018, at 12 p.m. U.S. Eastern time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 (866)-393-4306 or +1 (734)-385-2616 and enter Passcode 1463339.

A telephonic replay will be available July 17-24 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 1463339. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 685 million square feet (64 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,000 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco